Exhibit 99.1

Frontier Airlines Reports Fiscal Third Quarter 2005 Results

DENVER, Jan. 27 /PRNewswire-FirstCall/ -- Frontier Airlines, Inc. (Nasdaq: FRNT) today reported a net loss of $11.1 million, or $.31 per diluted common share, for the airline’s fiscal third quarter ended December 31, 2004 compared to net income of $5.5 million, or $0.14 per diluted common share, for the same period last year.  Included in the net loss for the three months ended December 31, 2004 were the following special items on a pre-tax basis: a write down of $658,000 of the carrying value of Boeing rotable parts and an unrealized loss on fuel hedges of $3.2 million.  These items, net of income taxes, increased our net loss by $.07 per diluted common share.  Included in our net income for the three months ended December 31, 2003 on a pre-tax and profit sharing basis was a special item for the write-off of deferred loan costs of $1.1 million associated with the pre-payment of the remaining principal of the government guaranteed loan.  This item, net of income taxes and profit sharing, reduced net income by $.02 per diluted common share.

Chief Executive Officer’s Comments

Frontier President and CEO Jeff Potter said, “Frontier’s fiscal third quarter proved to be one of the most difficult in what continues to be the most challenging environment the airline industry has ever witnessed.  During the quarter, we again faced an intensely competitive yield environment on top of fuel prices that were over 50 percent higher than last year’s December quarter.  Once again, however, Frontier and its 4,500 employees never lost sight of the variables that we could control by further reducing our costs and maintaining our high customer service standards.  I am proud to say that each of our employees contributed to the 7.9 percent year-over-year decline in mainline unit costs excluding fuel and special items, which was the fourth straight quarter of decline.”

Operating Highlights

Mainline passenger revenue increased 14.6 percent as mainline revenue passenger miles (RPMs) grew at a rate of 23.4 percent during the fiscal third quarter, while mainline capacity growth as measured by mainline available seat miles (ASMs) increased 24.9 percent from the same quarter last year.  As a result, the airline’s mainline load factor was 71.7 percent for its fiscal third quarter of 2005, 0.8 load factor points less than the airline’s mainline load factor of 72.5 percent during the same quarter last year.  The airline’s mainline breakeven load factor for the fiscal third quarter 2005 increased 8.1 load factor points from 68.0 percent to 76.0 percent.  Frontier’s mainline breakeven load factor increased from the prior comparable period principally as a result of an increase in fuel costs of 50.1 percent, excluding the unrealized derivative loss, on a year over year basis.

During the fiscal third quarter 2005, the airline’s mainline passenger revenue per available seat mile (RASM) decreased 8.7 percent to 7.95 cents from the same quarter last year.  The decrease in mainline RASM was due to the combination of a 7.6 percent mainline yield per RPM decrease on a year-over-year basis and the 0.8 point load factor reduction.  Mainline average length of haul increased 8.4 percent on a year-over-year basis.

The airline’s mainline cost per available seat mile (CASM) for the fiscal third quarter, excluding special items, increased 3.7 percent to 8.63 cents from 8.32 cents for the same quarter last year.  Mainline fuel cost per gallon during the quarter, excluding an unrealized derivative loss of $3.2 million (9.8 cents per gallon on fuel hedge derivatives), but including taxes and delivery charges, increased 50.5 percent to $1.55 compared to $1.03 for the same period last year.  Mainline CASM, excluding fuel and special items decreased 7.9 percent to 6.26 cents from the same period last year, when CASM excluding fuel and special items was 6.80 cents.

Senior Vice President and Chief Financial Officer Paul Tate discussed the airline’s year-over-year unit cost comparatives stating, “Our fiscal third quarter generated continued improvement in our mainline CASM excluding fuel, despite $1.2 million in costs associated with the February 2005 anticipated conversion to Sabre for our reservations and customer service technology platform.  Mainline CASM decreased principally as a result of a 3.9 percent increase in our daily block hour utilization to 10.7 hours and economies of scale associated with lower increases in indirect costs as compared to the 24.9% increase in mainline ASMs over the prior comparable period.”

The airline’s current unrestricted cash and working capital position as of December 31, 2004 was $149.0 million and $55.9 million, respectively.  This compares to the company’s unrestricted cash and working capital position for the same period last year of $186.3 million and $103.9 million, respectively.

The airline’s fleet in service on December 31, 2004 consisted of 14 owned Airbus A319 and A318 aircraft, 27 leased Airbus A319 and A318 aircraft and five leased Boeing 737 aircraft.  Given the current yield environment combined with on-going high fuel prices, the company has elected to accelerate its transition to an all Airbus fleet by approximately four months to April 11, 2005.  As a result, the company will discontinue operation of its last three Boeing aircraft between two and 14 months prior to the original lease return dates.

Business developments during the quarter included:

*	Announced plans to double service year-over-year to Mexico during the peak travel seasons of December 2004 and March/April 2005.
*	Completed pilots’ Category II/III initial training, which allows Frontier’s Airbus pilots to land in reduced visibility and saves the airline from costly diversions and delays.
*

Took delivery of one new Airbus A319 aircraft, one new Airbus A318 aircraft and retired one Boeing B737 aircraft, for a net increase of one aircraft and a fleet total of 46 available for revenue service at quarter’s end.

*	Began JetExpress service to Little Rock, Arkansas on October 10, 2004
*	Received authorization to fly between St. Louis, Missouri and Cancun, Mexico, with plans to begin service in February, 2005.
*	Became the official airline of IntraWest, parent company to “Colorado’s Favorite Ski Resorts,” Winter Park and Copper Mountain.
*	Continued legacy as a community leader by officially partnering with three local charities: Volunteers of America (VOA), the Colorado Make-a-Wish Foundation, and Children’s Hospital.

Potter concluded, “I want to thank each of our employees for their exceptional performance during the busy holiday travel period.  With the on-going dedication of our tremendous employees, we will continue to weather this industry storm and I am confident that we will come out a stronger airline as we continue to lower our unit costs and exceed our passengers’ expectations with the best customer service in the industry.”

Senior leadership will host a conference call to discuss Frontier’s quarterly earnings on January 28, 2005 at 9:00 a.m. Mountain Standard Time. The call is available via the World Wide Web on the airline’s Web site at www.frontierairlines.com or using the following URL: http://www.vcall.com/CEPage.asp?ID=90444.

Currently in its 11th year of operations, Denver-based Frontier Airlines is the second largest jet service carrier at Denver International Airport with a fleet of 46 aircraft and employing approximately 4,500 aviation professionals.  Frontier, in conjunction with Frontier JetExpress operated by Horizon Air, operates routes linking our Denver hub to 44 destinations in 25 states spanning the nation from coast-to-coast and to five cities in Mexico.  Frontier’s maintenance and engineering department has received the Federal Aviation Administration’s highest award, the Diamond Certificate of Excellence, in recognition of 100 percent of its maintenance and engineering employees completing advanced aircraft maintenance training programs, for five consecutive years.  In July 2004, Frontier ranked as one of the “Top 10 Domestic Airlines” as determined by readers of Travel & Leisure magazine. Frontier provides capacity information and other operating statistics on its Web site, which may be viewed at www.frontierairlines.com.

Legal Notice Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward-looking statements.  Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated.  Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to:  further downward pressure on airfares due to competition, demand or other factors; continuing adverse effects of high fuel costs; increased prices for fuel and the inability to recover these higher fuel costs in airfares; unanticipated decreases in the volume of passenger traffic due to terrorist acts or additional incidents that could cause the public to question the safety and/or efficiency of air travel; negative public perceptions associated with increased security wait times at various domestic airports; the inability to secure adequate gate facilities at Denver International Airport and at other airports where Frontier operates; weather, maintenance or other operational disruptions; air traffic control-related difficulties; the impact of labor issues; actions of the federal and local governments; changes in the government’s policy regarding relief to the airline industry, especially as it relates to war risk insurance; the stability of the U.S. economy and the economic environment of the airline industry; and other factors detailed in the Company’s public filings with the Securities and Exchange Commission.  Any forward-looking statement is qualified by reference to these risks and factors.  These risks and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.  Additional information regarding these and other factors may be contained in the Company’s SEC filings, including without limitation, the Company’s Form 10-K for its fiscal year ended March 31, 2004.  The Company’s filings are available from the Securities and Exchange Commission or may be obtained through the Company’s website, www.frontierairlines.com.

FRONTIER AIRLINES, INC.
SELECTED BALANCE SHEET DATA
(unaudited)

	December 31, 2004	December 31, 2003

Balance Sheet Data (In thousands):
Cash, cash equivalents and short-term investments	$148,989	$186,324
Current assets	239,441	262,790
Total assets	750,021	760,086
Current liabilities	183,535	158,881
Long-term debt	287,153	284,994
Total liabilities	509,148	497,358
Stockholders’ equity	240,873	262,728
Working capital	55,906	103,909

FRONTIER AIRLINES, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED DECEMBER 31, 2004 AND 2003
(unaudited)

	Three Months Ended		Nine Months Ended

	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

Revenues:
Passenger	$182,360,545	$159,174,576	$539,971,428	$458,130,130
Passenger - regional partner	21,582,231	—	62,618,444	—
Cargo	1,188,514	2,036,132	3,862,018	6,094,379
Other	3,106,181	2,349,767	8,643,425	7,322,528
Total revenues	208,237,471	163,560,475	615,095,315	471,547,037
Operating expenses:
Flight operations	32,545,417	26,097,278	96,107,230	75,417,872
Aircraft fuel expense	53,806,536	27,486,807	138,524,787	75,988,127
Aircraft lease expense	22,779,484	17,246,551	63,977,710	52,359,272
Aircraft and traffic servicing	32,287,621	29,626,177	95,208,836	79,701,143
Maintenance	19,425,591	17,324,224	57,581,506	52,322,200
Promotion and sales	18,738,362	17,322,739	57,827,342	48,312,687
General and administrative	12,827,674	9,560,740	35,155,449	28,280,752
Operating expenses - regional partner	24,012,344	—	68,874,118	—
Aircraft lease and facility exit costs	—	26,446	—	5,371,799
Losses on sales of assets, net	(119,565)	34,648	484,666	1,936,703
Impairment and other related charges	658,424	—	5,259,624	—
Depreciation and amortization	6,559,021	6,295,489	19,783,602	17,352,987
Total operating expenses	223,520,909	151,021,099	638,784,870	437,043,542
Operating income (loss)	(15,283,438)	12,539,376	(23,689,555)	34,503,495
Nonoperating income (expense): Interest income	1,049,917	590,206	2,406,186	1,528,037
Interest expense	(3,384,302)	(3,195,924)	(9,405,161)	(11,064,704)
Loss on early extinquishment of debt	—	(1,073,028)	—	(9,815,517)
Emergency Wartime Supplemental Appropriations Act compensation	—	—	—	15,024,188
Other, net	341,287	(90,530)	172,570	(278,504)
Total nonoperating income (expense), net	(1,993,098)	(3,769,276)	(6,826,405)	(4,606,500)
Income (loss) before income tax (benefit) expense	(17,276,536)	8,770,100	(30,515,960)	29,896,995
Income tax (benefit) expense	(6,218,492)	3,314,236	(10,802,228)	11,509,718
Net income (loss)	$(11,058,044)	$5,455,864	$(19,713,732)	$18,387,277
Earnings (loss) per share:
Basic	$(0.31)	$0.15	$(0.55)	$0.58
Diluted	$(0.31)	$0.14	$(0.55)	$0.53
Weighted average shares of common stock outstanding
Basic	35,623,855	35,203,458	35,612,440	31,829,010
Diluted	35,623,855	38,509,350	35,612,440	34,554,105

FRONTIER AIRLINES, INC.
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

Selected Operating Data:
Passenger revenue (000s)
Mainline	$182,361	$159,175	$539,971	$458,130
Regional Partner(5)	21,582	—	62,618	—
System Combined	$203,943	$159,175	$602,589	$458,130
Revenue passengers carried (000s)
Mainline	1,644	1,444	4,978	4,127
Regional Partner(5)	221	—	657	—
System Combined	1,865	1,444	5,635	4,127
Revenue passenger miles (RPMs) (000s)(3)
Mainline	1,625,146	1,317,227	4,928,415	3,760,480
Regional Partner(5)	129,301	—	403,012	—
System Combined	1,754,447	1,317,227	5,331,427	3,760,480
Available seat miles (ASMs) (000s)
Mainline	2,267,686	1,815,751	6,862,911	5,212,198
Regional Partner(5)	185,673	—	554,022	—
System Combined	2,453,359	1,815,751	7,416,933	5,212,198
Passenger load factor
Mainline	71.7%	72.5%	71.8%	72.1%
Regional Partner(5)	69.6%	—	72.7%	—
System Combined	71.5%	72.5%	71.9%	72.1%
Mainline break-even load factor (1)	76.0%	68.0%	74.4%	67.1%
Mainline block hours	45,725	36,304	136,786	103,339
Mainline departures	18,136	15,726	54,723	45,414
Mainline average seats per departure	130	132	130	133
Mainline average stage length	962	877	965	864
Mainline average length of haul	989	912	990	911
Mainline average daily block hour utilization	10.7	10.3	11.2	10.2
Yield per RPM (cents)(2)(3)
Mainline	11.10	12.01	10.87	12.12
Regional Partner	16.69	—	15.54	—
System Combined	11.51	12.01	11.23	12.12
Total yield per RPM (cents)
Mainline	11.49	12.42	11.21	12.54
Regional Partner	16.69	—	15.54	—
System Combined	11.87	12.42	11.54	12.54
Yield per ASM (cents)(2)(3)
Mainline	7.95	8.71	7.81	8.75
Regional Partner	11.62	—	11.30	—
System Combined	8.23	8.71	8.07	8.75
Total yield per ASM (cents)
Mainline	8.23	9.01	8.05	9.05
Regional Partner	11.62	—	11.30	—
System Combined	8.49	9.01	8.29	9.05

FRONTIER AIRLINES, INC.
COMPARATIVE OPERATING STATISTICS,
(unaudited)
Continued

	Three Months Ended, December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

Selected Operating Data (continued):
Cost per ASM (cents)
Mainline	8.80	8.32	8.30	8.39
Regional Partner(5)	12.93	—	12.43	—
System Combined	9.11	8.32	8.61	8.39
Mainline fuel expense per ASM (cents)	2.37	1.51	2.02	1.46
Mainline cost per ASM excluding fuel (cents)(4)	6.43	6.81	6.28	6.93
Mainline average fare	$102.92	$103.85	$101.14	$103.94
Mainline average aircraft in service	46.4	38.2	44.4	36.9
Mainline aircraft in service at end of period	46.0	39.0	46.0	39.0
Mainline average age of aircraft at end of period	2.8	4.2	2.8	4.2

(1)

“Break-even load factor” is the passenger load factor that will result in operating revenues being equal to operating expenses, net of certain adjustments, assuming constant yield per RPM and no change in ASMs.  Break-even load factor as presented above may be deemed a non-GAAP financial measure under regulations issued by the Securities and Exchange Commission.  We believe that presentation of break-even load factor calculated after certain adjustments is useful to investors because the elimination of special or unusual items allows a meaningful period-to-period comparison.  Furthermore, in preparing operating plans and forecasts we rely on an analysis of break-even load factor exclusive of these special and unusual items.

Our presentation of non-GAAP results should not be viewed as a substitute for our financial or statistical results based on GAAP, and other airlines may not necessarily compute break-even load factor in a manner that is consistent with our computation.

A reconciliation of the components of the calculation of the mainline break-even load factor is as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

	(In thousands)		(In thousands)
Net (income) loss	$11,058	$(5,456)	$19,714	$(18,387)
Income tax (expense) benefit	6,218	(3,314)	10,802	(11,510)
Passenger revenue	182,361	159,175	539,971	458,130
Revenue - regional partner	21,582	—	62,618	—
Charter revenue	(2,006)	(1,023)	(4,045)	(2,217)
Operating expenses - regional partner	(24,012)	—	(68,874)	—
Passenger revenue - mainline (excluding charter and regional partner revenue) required to break even (based on GAAP amounts)	$195,201	$149,382	$560,186	$426,016
Non-GAAP adjustments: Emergency Wartime Supplemental Appropriations Act compensation, net of bonuses	—	—	—	13,842
Aircraft and facility lease exit costs, net of bonuses	—	(24)	—	(4,949)
Early retirement of debt costs, net of bonuses	—	(1,053)	—	(9,677)
Losses on sales of assets, net of bonuses	—	(32)	(485)	(1,785)
Impairment and other related charges	(658)	—	(5,260)	—
Unrealized derivative gain (loss), net of bonuses	(3,202)	—	432	478
Passenger revenue - mainline (excluding charter and regional partner revenue) required to break-even (based on adjusted amounts)	$191,341	$148,273	$554,873	$423,925

The calculation of the break-even load factor follows:

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

	(In thousands)		(In thousands)
Calculation of mainline break-even load factor using GAAP amounts: Passenger revenue - mainline (excluding charter and regional partner revenue) required to break even (based on GAAP amounts) ($000s)	$195,201	$149,382	$560,186	$426,016
Mainline yield per RPM (cents)	11.10	12.01	10.87	12.12
Mainline revenue passenger miles (000s) to break even assuming constant yield per RPM	1,758,921	1,244,183	5,151,512	3,513,882
Mainline available seat miles (000’s)	2,267,686	1,815,751	6,862,911	5,212,198
Mainline break-even load factor using GAAP amounts	77.6%	68.5%	75.1%	67.4%
Calculation of mainline break-even load factor using Non-GAAP amounts: Passenger revenue (excluding charter and regional partner revenue) required to break even (based on adjusted amounts) ($000s)	$191,341	$148,273	$554,873	$423,925
Mainline yield per RPM (cents)	11.10	12.01	10.87	12.12
Mainline revenue passenger miles (000s) to break even assuming constant yield per RPM	1,724,139	1,234,948	5,102,653	3,496,632
Mainline available seat miles (000’s)	2,267,686	1,815,751	6,862,911	5,212,198
Mainline break-even load factor using non-GAAP amounts	76.0%	68.0%	74.4%	67.1%

(2)	“Yield per RPM” is determined by dividing passenger revenues (excluding charter revenue) by revenue passenger miles.

(3)

For purposes of these yield calculations, charter revenue is excluded from passenger revenue.  These figures may be deemed non-GAAP financial measures under regulations issued by the Securities and Exchange Commission.  We believe that presentation of yield excluding charter revenue is useful to investors because charter flights are not included in RPMs or ASMs.  Furthermore, in preparing operating plans and forecasts, we rely on an analysis of yield exclusive of charter revenue.  Our presentation of non-GAAP financial measures should not be viewed as a substitute for our financial or statistical results based on GAAP.

The calculation of passenger revenue excluding charter revenue is as follows:

Passenger revenue adjustment

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

Passenger revenues - mainline, as reported	$182,361	$159,175	$539,971	$458,130
Less: charter revenue	2,006	1,023	4,045	2,217
Passenger revenues - mainline excluding charter	180,355	158,152	535,926	455,913
Add: Passenger revenues - regional partner	21,582	—	62,618	—
Passenger revenues, system combined	$201,937	$158,152	$598,544	$455,913

(4)

This may be deemed a non-GAAP financial measure under regulations issued by the Securities and Exchange Commission.  We believe the presentation of financial information excluding fuel expense is useful to investors because we believe that fuel expense tends to fluctuate more than other operating expenses, it facilitates comparison of results of operations between current and past periods and enables investors to better forecast future trends in our operations.  Furthermore, in preparing operating plans and forecasts, we rely, in part, on trends in our historical results of operations excluding fuel expense.  However, our presentation of non-GAAP financial measures should not be viewed as a substitute for our financial results determined in accordance with GAAP.

(5)

In September 2003, we signed a 12-year agreement with Horizon, under which Horizon operates up to nine 70-seat CRJ 700 aircraft under our Frontier JetExpress brand.  The service began on January 1, 2004 and replaced our codeshare with Mesa Airlines which terminated on December 31, 2003.  In accordance with Emerging Issues Task Force No. 01-08, “Determining Whether an Arrangement Contains a Lease” (“EITF 01-08”), we have concluded that the Horizon agreement contains leases as the agreement conveys the right to use a specific number and specific type of aircraft over a stated period of time. Therefore, we began recording revenues and expenses related to the Horizon agreement gross.  Under the Mesa agreement, we recorded JetExpress revenues reduced by related expenses net in other revenues.  JetExpress operations under the Mesa agreement from April 1, 2003 to December 31, 2003 are not included in regional partner statistics in 2003 as the Mesa arrangement was effective prior to May 28, 2003, the effective date of EITF 01-08.

Amounts included in other revenues for Mesa for the nine months ended December 31, 2004 were as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

Mesa revenues (000s)	$—	$7,513,000	$—	$25,155,000
Mesa expenses (000s)	—	(7,149,000)	—	(23,185,000)
Net amount included in other revenues	$—	$364,000	$—	$1,970,000

Mesa’s revenue passenger miles (RPMs) and available seat miles (ASMs) for the three months ended December 31, 2004 and 2003 were as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,

	2004	2003	2004	2003

Mesa RPMs (000s)	—	43,634	—	148,163
Mesa ASMs (000s)	—	54,577	—	192,879

SOURCE  Frontier Airlines
          -0-                                        01/27/2005
          /CONTACT:  Joe Hodas of Frontier Airlines, +1-720-374-4504, jhodas@flyfrontier.com/
          /Web site:  http://www.vcall.com/CEPage.asp?ID=90444 /
          /Web site:  http://www.frontierairlines.com /
_